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                                  PRESS RELEASE

                            UNITED COMMUNITY BANCORP
              ANNOUNCES STOCK REPURCHASE PROGRAM AND CASH DIVIDEND

      Lawrenceburg, Indiana, April 26, 2007 - United Community Bancorp (the "Company") (Nasdaq: UCBA) today announced that the Company's Board of Directors has approved the repurchase of up to 190,440 shares of the Company's outstanding common stock, which is 5.0% of outstanding shares not held by United Community MHC. The program will commence after release of earnings for the quarter ended March 31, 2007. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

      The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.08 per share, payable on or about May 31, 2007 to stockholders of record as of the close of business on May 14, 2007.

      United Community MHC, the Company's mutual holding company parent, intends to file notice with the Office of Thrift Supervision of its intent to waive receipt of the dividend. The waiver is subject to the OTS not objecting to it.

      United Community Bancorp is the parent company of United Community Bank. United Community Bank is a federally chartered savings bank offering traditional services and products from its main office and three branch offices in Lawrenceburg, Indiana and its branch in Aurora, Indiana.

      The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.


Contact: United Community Bancorp
         William F. Ritzmann, President and Chief Executive Officer
         (812) 537-4822